Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports Fourth Quarter and Full Year 2012 Financial Results

Marlton, NJ — March 11, 2013 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the fourth quarter and full year ended December 31, 2012 (see attached tables).

Total revenue for the fourth quarter of 2012 was $125.7 million, an increase of 2.5% from $122.6 million for the fourth quarter of 2011.  Consulting fee revenue for the fourth quarter of 2012 was a record $110.8 million, an increase of 11.2% from $99.6 million for the fourth quarter of 2011.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2012 were $2.2 million, down 5.6% from $2.3 million in the fourth quarter of 2011.  Operating loss for the fourth quarter was ($0.3 million) compared to an operating loss of ($1.3 million) in the year earlier quarter.  Net loss in the fourth quarter of 2012 was ($22.5 million), or ($0.58) per diluted share, compared to a net loss of ($0.6 million) in the fourth quarter of 2011, or ($0.02) per diluted share.

During the fourth quarter of 2012, there were non-cash charges totaling $23.1 million that adversely impacted Hill’s financial results.  These charges included the following:

•                  $17.7 million as a result of a reserve on the entire valuation of Hill’s U.S. deferred tax asset;

•                  $4.0 million as a result of a reserve taken in connection with contingent employment tax liability for certain foreign subsidiaries;

•                  $1.0 million in connection with the termination  of operations by the company’s majority-owned subsidiary HillStone International, LLC;

•                  $0.2 million as a result of the write-off of an investment in a terminated Middle East real estate development joint venture; and

•                  $0.2 million as a result of a litigation settlement in connection with a terminated U.S. real estate development joint venture.

Excluding the impact of the above non-cash charges, for the fourth quarter of 2012 EBITDA would have been  $6.4 million, operating profit would have been $4.1 million and net loss would have been ($1.7 million), or ($0.04) per diluted share.

The company’s total backlog at December 31, 2012 was a record $923 million, up 5.7% from $873 million at September 30, 2012.  Twelve-month backlog at December 31, 2012 was also a record at $382 million, an increase of 12.0% from $341 million at September 30, 2012.  Not included in the above backlog figures is any amount related to TRAC Development Group’s Iraq housing development for which Hill and HillStone had received two contracts in June 2011 totaling $1.5 billion.   As a result of the termination of HillStone’s operations, the entire $1.5 billion that had been included in our backlog since June 30, 2011 has been removed from the current and all historical calculations of backlog.

“In 2012, we had our most successful year ever in the history of the company with respect to winning new work, and our record fourth quarter consulting fees and record year-end backlog reflect that,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer.  “But unfortunately we had a number of issues in the latest quarter as a result of our October debt restructuring and several non-cash charges that caused us to incur substantial losses for the quarter and the year.  In 2013, we expect that the revenue growth will continue but the losses will not,” added Richter.

Full Year 2012 Results

Total revenue for 2012 was $480.8 million, a decrease of 4.1% from 2011.  Consulting fee revenue for 2012 was a record $417.6 million, an increase of 4.6% over 2011.

EBITDA for 2012 was $15.8 million, up 47.7% from $10.7 million in 2011.  Operating profit for 2012 was $5.2 million compared to an operating loss of ($3.9 million) for the prior year.  Net loss for 2012 was ($28.2 million), or ($0.73) per diluted share, compared to a net loss of ($6.0 million), or ($0.16) per diluted share, during 2011.

Excluding the impact of the non-cash charges discussed above, for 2012 EBITDA would have been  $20.0 million,  operating profit would have been  $9.7 million and  net loss would have been  ($7.5 million), or ($0.20) per diluted share.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Projects Group during the fourth quarter of 2012 was $98.6 million, an increase of 2.5% from $96.2 million in the fourth quarter of 2011.  Consulting fee revenue for the fourth quarter of 2012 at the Projects Group was a record $84.7 million, an increase of 15.0% from $73.6 million for the prior year’s fourth quarter.  Operating profit for the Projects Group for the fourth quarter of 2012 was $4.6 million, a decrease of 22.7% from $6.0 million in the fourth quarter of 2011.  Adjusted operating profit for the Projects Group for the fourth quarter of 2012 was $8.6 million excluding the impact of the non-cash charges discussed above.

Total revenue at the Projects Group during the full year 2012 was $372.3 million, a decrease of 4.5% from $389.7 million in 2011.  Consulting fee revenue for the Projects Group during 2012 was a record $312.2 million, an increase of 7.4% over $290.8 million in the prior year.  Operating profit for the Projects Group for 2012 was $23.3 million, up 30.3% from $17.9 million during 2011.  Adjusted operating profit for the Projects Group for 2012 was $27.3 million excluding the impact of the non-cash charges discussed above.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and Project Neutral services.

Total revenue at Hill’s Claims Group during the fourth quarter of 2012 was $27.0 million, an increase of 2.3% from $26.4 million for the fourth quarter of 2011.  Consulting fee revenue for the fourth quarter of 2012 at the Claims Group rose to $26.0 million, an increase of 0.5% from $25.9 million in the prior year’s fourth quarter.  Operating profit for the Claims Group for the fourth quarter of 2012 was $1.7 million, a decrease of 20.4% from $2.2 million during the fourth quarter of 2011.

Total revenue at the Claims Group during the full year 2012 was $108.5 million, a decrease of 2.9% from $111.7 million during 2011.  Consulting fee revenue for the Claims Group for 2012 was $105.4 million, also a decrease of 2.9% from $108.5 million for 2011.   Operating profit for the Claims Group for 2012 was $8.1 million, a decrease of 14.9% from $9.5 million during 2011.

The non-cash charges discussed above had no impact on the operating profit of the Claims Group for the fourth quarter or the full year 2012.

2013 Guidance

Based on current market conditions and the backlog amounts discussed above, the company estimates that consulting fee revenue for 2013 will be between $500 million and $520 million.  This guidance, which assumes no acquisitions, reflects approximately 20% to 25% growth in consulting fee revenue for the year.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on March 12, 2013, at 11:00 am Eastern Time to discuss the financial results for the fourth quarter and full year ended December 31, 2012.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 3,700 employees in 100 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services.  Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Consulting fee revenue	$110,767	$99,568	$417,598	$399,254
Reimbursable expenses	14,886	23,065	63,183	102,202
Total revenue	125,653	122,633	480,781	501,456

Cost of services	62,850	54,407	239,572	227,991
Reimbursable expenses	14,886	23,065	63,183	102,202
Total direct expenses	77,736	77,472	302,755	330,193

Gross profit	47,917	45,161	178,026	171,263
Selling, general and administrative expenses	48,220	46,438	172,779	175,312
Equity in earnings of affiliates	—	(2)	—	(190)
Operating profit (loss)	(303)	(1,275)	5,247	(3,859)
Interest and related financing fees, net	5,402	2,882	18,150	7,262
Loss before income taxes	(5,705)	(4,157)	(12,903)	(11,121)
Income tax expense (benefit)	16,063	(4,411)	13,442	(6,186)

Net (loss) earnings	(21,768)	254	(26,345)	(4,935)
Less: net earnings - noncontrolling interest	693	832	1,872	1,082
Net loss attributable to Hill International, Inc.	$(22,461)	$(578)	$(28,217)	$(6,017)

Basic loss per common share - Hill International, Inc.	$(0.58)	$(0.02)	$(0.73)	$(0.16)
Basic weighted average common shares outstanding	38,657	38,500	38,500	38,414
Diluted loss per common share - Hill International, Inc.	$(0.58)	$(0.02)	$(0.73)	$(0.16)
Diluted weighted average common shares outstanding	38,657	38,500	38,500	38,414

Selected Segment Data

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Project Management
Consulting fee revenue	$84,722	$73,640	$312,232	$290,787
Total revenue	$98,611	$96,211	$372,281	$389,715
Gross profit	$33,392	$30,729	$119,640	$112,451
Gross profit as a percent of consulting fee revenue	39.4%	41.7%	38.3%	38.7%
Selling, general and administrative expenses	$28,765	$24,746	$96,367	$94,778
SG&A expenses as a percentage of consulting fee revenue	34.0%	33.6%	30.9%	32.6%
Operating profit before equity in earnings of affiliates	$4,627	$5,983	$23,273	$17,673
Equity in earnings of affiliates	$—	$2	$—	$190
Operating profit	$4,627	$5,985	$23,273	$17,863
Operating profit as a percent of consulting fee revenue	5.5%	8.1%	7.5%	6.1%

Construction Claims
Consulting fee revenue	$26,045	$25,928	$105,366	$108,467
Total revenue	$27,042	$26,422	$108,500	$111,741
Gross profit	$14,525	$14,432	$58,386	$58,812
Gross profit as a percent of consulting fee revenue	55.8%	55.7%	55.4%	54.2%
Selling, general and administrative expenses	$12,799	$12,264	$50,315	$49,324
SG&A expenses as a percentage of consulting fee revenue	49.1%	47.3%	47.8%	45.5%
Operating profit	$1,726	$2,168	$8,071	$9,488
Operating profit as a percent of consulting fee revenue	6.6%	8.4%	7.7%	8.7%

Selected Other Financial Data

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Consulting fee revenue	$110,767	$99,568	$417,598	$399,254
Total revenue	$125,653	$122,633	$480,781	$501,456
Gross profit	$47,917	$45,161	$178,026	$171,263
Gross profit as a percentage of consulting fee revenue	43.3%	45.4%	42.6%	42.9%
Selling, general and administrative expenses (excluding corporate expenses)	$41,564	$37,010	$146,682	$144,102
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	37.5%	37.2%	35.1%	36.1%
Corporate expenses	$6,656	$9,428	$26,097	$31,210
Corporate expenses as a percentage of consulting fee revenue	6.0%	9.5%	6.2%	7.8%
Operating profit (loss)	$(303)	$(1,275)	$5,247	$(3,859)
Operating profit (loss) as a percent of consulting fee revenue	(0.3)%	(1.3)%	1.3%	(1.0)%
Effective income tax rate	NM	NM %	(104.2)%	55.6%

Selected Balance Sheet Data

	December 31, 2012	December 31, 2011

Cash and cash equivalents	$16,716	$17,924
Accounts receivable, net	211,176	197,906
Current assets	257,270	231,833
Total assets	421,673	407,512
Current liabilities	150,135	108,800
Total debt	109,456	94,759

Stockholders’ equity:
Hill International, Inc. share of equity	127,546	154,136
Noncontrolling interests	13,557	18,258
Total equity	$141,103	$172,394

EBITDA Reconciliation

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter of 2012 were $2.2 million compared to $2.3 million in the fourth quarter of 2011.  EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures.  Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Net loss attributable to Hill International, Inc.	$(22,461)	$(578)	$(28,217)	$(6,017)
Interest and related financing fees, net	5,402	2,882	18,150	7,262
Income tax expense (benefit)	16,063	(4,411)	13,442	(6,186)
Depreciation and amortization	3,185	4,425	12,430	15,640
EBITDA	$2,189	$2,318	$15,805	$10,699